EXHIBIT 23.2

                                   CONSENT OF
                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


         We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of our report dated March 14, 2003 (which expresses an unqualified opinion), which appears on page F-2 of the Annual Report on Form 10-KSB of China Resources Development, Inc. for the year ended December 31, 2002.



HORWATH GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
July 17, 2003